SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held July 19, 2005

Dear Stockholder:

On Tuesday, July 19, 2005, Wells Real Estate Investment Trust, Inc. (Wells REIT), a Maryland corporation, will hold its 2005 annual meeting of stockholders at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097. The meeting will begin at 1:30 p.m. eastern daylight time.

We are holding this meeting to:

1.	Elect 10 directors to hold office for one year terms expiring in 2006; and

2.	Attend to other business properly presented at the meeting.

Your board of directors has selected April 22, 2005 as the record date for determining stockholders entitled to vote at the meeting.

This proxy statement, proxy card and our 2004 annual report to stockholders are being mailed to you on or about April 29, 2005.

WHETHER YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED AS EARLY AS POSSIBLE. STOCKHOLDERS HAVE THE FOLLOWING THREE OPTIONS FOR SUBMITTING THEIR VOTES BY PROXY: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) BY MAIL, USING THE ENCLOSED PROXY CARD. BECAUSE WE ARE A WIDELY-HELD REIT WITH MORE THAN 120,000 STOCKHOLDERS, YOUR VOTE IS VERY IMPORTANT! YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE WELLS REIT SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

BY ORDER OF THE BOARD OF DIRECTORS

Leo F. Wells, III Chairman

Atlanta, Georgia

April 26, 2005

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our annual stockholders meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2005 annual stockholders meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (SEC) and which is designed to assist you in voting.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, you are giving us your permission to vote your shares of common stock at the annual meeting. The people who will vote your shares of common stock at the annual meeting are Leo F. Wells, III, Douglas P. Williams, or Randall D. Fretz, each of whom are officers of Wells Real Estate Investment Trust, Inc. (Wells REIT). They will vote your shares of common stock as you instruct, unless you return the proxy card and give no instructions. In this case, they will vote FOR all of the director nominees and in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, for any other proposals to be voted upon. They will not vote your shares of common stock if you do not return the enclosed proxy card. This is why it is important for you to return the proxy card to us (or otherwise vote your shares) as soon as possible whether or not you plan on attending the meeting in person.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Tuesday, July 19, 2005, at 1:30 p.m. at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097.

Q:	How many shares of common stock can vote?

A:	As of April 22, 2005, there were 465,352,710 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:	What is a “quorum”?

A:	A “quorum” consists of the presence in person or by proxy of stockholders holding at least 50% of the outstanding shares. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting, then you will at least be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on the election of nominees to serve on the board of directors.

Q:	How does the board of directors recommend I vote on the proposal?

A:	The board of directors recommends a vote FOR each of the nominees for election as director who are named as such in this proxy statement.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on April 22, 2005, the record date, is entitled to vote at the annual meeting.

Q:	How do I vote?

A:	You may vote your shares of common stock either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves Wells REIT significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares of common stock will be voted FOR the nominees for director and in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, for each of the other proposals to be voted upon at the annual meeting.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposal can be acted upon. Because we are a widely-held REIT (with more than 120,000 stockholders and, unlike most other public companies, no large brokerage houses own substantial blocks of our shares), YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save Wells REIT significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of Wells REIT.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Douglas P. Williams, our Secretary;

(2)	attending the meeting and voting in person; or

(3)	returning another proxy card dated after your first proxy card which is received before the annual meeting date.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors, if any other business is properly presented at the annual meeting, your signed proxy card gives authority to Leo F. Wells, III, our President, Douglas P. Williams, our Executive Vice President and Secretary, or Randall D. Fretz, our Senior Vice President, or any of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:	All stockholder proposals to be considered for inclusion in the 2006 proxy statement must be submitted in writing to Douglas P. Williams, Secretary, Wells Real Estate Investment Trust, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365, by December 30, 2005.

Q:	Who pays the cost of this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors and employees, as well as third party proxy service companies we retain, may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:	If I share my residence with another Wells REIT stockholder, how many copies of the Annual Report and Proxy Statement should I receive?

A:	The Securities and Exchange Commission (SEC) has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Wells REIT. It reduces the volume of duplicate information received at your household and helps Wells REIT reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

Wells REIT will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: Wells REIT Investor Services Department at P.O. Box 2828, Norcross,

Georgia 30091-2828 or call us at 1-800-557-4830. If you are a stockholder that receives multiple copies of our proxy materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

Q:	What if I consent to have one set of materials mailed now, but change my mind later?

A:	Call or write Wells REIT to cancel the Householding instructions for yourself. You will then be sent a separate Annual Report and Proxy Statement within 30 days of receipt of your instruction.

Q:	The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

A:	When there is an address change for one of the members of the household, materials will be sent directly to the stockholder at his/her new address.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

CERTAIN INFORMATION ABOUT MANAGEMENT

Information Regarding the Board of Directors and Committees

The entire board of directors of Wells Real Estate Investment Trust, Inc. (Wells REIT) considers all major decisions concerning our business, including all property acquisitions. However, the board has established (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee, (iv) an Asset Management Committee, (v) a Shareholder Relations, Communications and Development Committee, and (vi) a Finance and Planning Committee so that important items within the purview of these committees can be addressed in more depth than may be possible in a full board meeting.

The Audit Committee

General

Our board of directors adopted an amended and restated charter for the Audit Committee on October 21, 2003 (Audit Committee Charter) in accordance with the Securities Exchange Act of 1934, as amended. The Audit Committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which our management has established, and our audit and financial reporting process. The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The Audit Committee Charter imposes a duty on the audit committee to pre-approve all auditing services performed for Wells REIT by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent auditors that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent auditors.

Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent auditors and the Principal Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by all members of the Audit Committee prior to engagement of Ernst & Young LLP, our current independent auditors. All amounts specifically pre-approved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.

The members of the Audit Committee are Walter W. Sessoms, William H. Keogler, Jr., Donald S. Moss, Neil H. Strickland, and W. Wayne Woody. The members of the Audit Committee are all independent directors and, while our shares are not listed for trading on any national securities exchange, such independent directors meet the current independence and experience requirements of the New York Stock Exchange (NYSE) and applicable rules and regulations of the SEC. The board of directors has determined that W. Wayne Woody satisfies the requirements for an “audit committee financial expert” and has designated W. Wayne Woody as our audit committee financial expert in accordance with applicable SEC rules. During the past fiscal year, the Audit Committee held ten meetings.

Engagement of Ernst & Young LLP. During the year ended December 31, 2004, Ernst & Young LLP (Ernst & Young) served as our independent auditors and provided certain tax and other services. Ernst & Young has served as our independent auditors since June 26, 2002. Ernst & Young representatives will be present at the annual meeting of stockholders and will have the opportunity to make a statement if they desire to do so. In addition, the Ernst & Young representatives will be available to respond to appropriate questions posed by any stockholders. The Audit Committee anticipates that it will engage Ernst & Young as our independent auditors to audit our financial statements for the year ended December 31, 2005, subject to agreeing on fee estimates for the audit work. The Audit Committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interest of Wells REIT and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Fees Paid to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services, including the audit of Wells REIT’s annual financial statements by Ernst & Young for the years ended December 31, 2004 and 2003, are set forth in the table below.

	2004	2003
Audit Fees	$1,066,232	$790,895	(1)
Audit-Related Fees	$142,894	$212,026
Tax Fees	$375,636	$341,533
All Other Fees	$0	$0

Total	$1,584,762	$1,344,454	(1)

(1)	Includes $175,000 in Audit Fees attributable to the 2003 audit not estimated or reflected in the 2003 Audit Fees set forth in the 2004 Proxy Statement of Wells REIT.

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, attestation of management reports on internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”), and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

•	Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Act and other SEC Rules promulgated pursuant to the Act.

•	Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including Federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as Federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

For the year ended December 31, 2004, all of the fees billed to us by Ernst & Young for professional accounting services for Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

Report of the Audit Committee

The following Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Wells REIT under the Securities Act of 1933 (Securities Act) or the Securities Exchange Act of 1934 (Exchange Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Pursuant to the Audit Committee Charter adopted by the board of directors of Wells REIT, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The Audit Committee is composed of five independent directors and met ten times in fiscal year 2004. Management of Wells REIT has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors have more available time and information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Wells REIT, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Wells REIT.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also reviewed with the independent auditors their opinion on management’s assessment of the effectiveness of the internal control over financial reporting of Wells REIT, and their opinion of the effectiveness of the internal control over financial reporting of Wells REIT. The Audit Committee received from and discussed with the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) relating to that firm’s independence from Wells REIT. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Wells REIT.

In reliance on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements of Wells REIT be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Walter W. Sessoms (Chairman), William H.
Keogler, Jr., Donald S. Moss, Neil H.
Strickland, and W. Wayne Woody

The Compensation Committee

The members of the Compensation Committee are Richard W. Carpenter, Bud Carter, William H. Keogler, Jr., Donald S. Moss, Walter W. Sessoms, and Neil H. Strickland, all of whom are independent directors. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of Wells Capital, Inc. (Wells Capital) and Wells Management Company, Inc. (Wells Management), our advisors, based upon recommendations from our advisors, and to set the terms and conditions of such options in accordance with the 2000 Employee Stock Option Plan. During 2004, the Compensation Committee did not hold any meetings, and no employee stock options were issued.

The Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Bud Carter, William H. Keogler, Jr., Donald S. Moss, Walter W. Sessoms, and Neil H. Strickland. The members of the Nominating and Corporate Governance Committee are all independent directors and, while our shares are not currently listed for trading on any national securities exchange, such independent directors meet the current independence and experience requirements of the NYSE and applicable rules and regulations of the SEC. The primary functions of the Nominating and Corporate Governance Committee are: (1) identifying individuals qualified to serve on the board of directors, and for selecting, or recommending that the board of directors select, a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors. On February 17, 2004, our board of directors, by resolution of the board, adopted a Nominating and Corporate Governance Committee Charter. A current copy of the Nominating and Corporate Governance Committee Charter is available to stockholders on our website at www.wellsref.com. During 2004, the Nominating and Corporate Governance Committee held two meetings.

Board Membership Criteria

The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of board members in the context of the current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with Wells REIT and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. The term “independence” means that the candidate meets the definition of “independent director” contained in Wells REIT’s charter and the current independence and experience requirements of the NYSE and applicable rules and regulations of the SEC. It also is expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by Section 2.2 of Wells REIT’s charter, at least one director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage, and at least one of our independent directors must have at least three years of relevant real estate experience.

Selection of Directors

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the President. Pursuant to Section 2.1 of Wells REIT’s charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the Board; it then recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.

In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of our advisor, Wells Capital. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees. The Nominating and Corporate Governance Committee will also consider recommendations made by stockholders and other interested persons for director nominees who meet the established director criteria set forth above. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by calling our client services department at 1-800-557-4830.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

The Asset Management Committee

The members of the Asset Management Committee are Michael R. Buchanan, Richard W. Carpenter, and Walter W. Sessoms, all of whom are independent directors. The primary function of the Asset Management Committee is to review and advise the board of directors on investment criteria and acquisition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals. During 2004, the Asset Management Committee held five meetings.

The Shareholder Relations, Communication and Development Committee

The members of the Shareholder Relations, Communication and Development Committee are Bud Carter, William H. Keogler, Jr., Donald S. Moss, and Neil H. Strickland, all of whom are independent directors. The primary function of the Shareholder Relations, Communication and Development Committee is to advise the board of directors on various stockholders’ issues including market conditions, issues relating to net proceeds raised from stockholders and communications with stockholders. During 2004, the Shareholder Relations, Communication and Development Committee held seven meetings.

The Finance and Planning Committee

The members of the Finance and Planning Committee are Michael R. Buchanan, Richard W. Carpenter, Bud Carter, and W. Wayne Woody, all of whom are independent directors. The primary function of the Finance and Planning Committee is to review and advise the board of directors on the overall financial performance of Wells REIT which includes issues related to net proceeds raised, fees and expenses, operating earnings, dividends, capital structure and budgetary and reporting processes. During 2004, the Finance and Planning Committee held nine meetings.

Other Board Matters

The members of the board of directors met 17 times during 2004, and all members of the board attended in excess of 75% of the meetings held during 2004.

Communications with Stockholders

We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary.

We encourage all of the members of our board of directors to attend our annual meeting of stockholders. In 2004, all of the members of our board of directors attended the annual meeting of stockholders.

Executive Officers and Directors

We have provided below certain information about our executive officers and nominees for election as directors. All of our directors have terms expiring on the date of the 2005 annual meeting and are being nominated to be re-elected to serve until the 2006 annual meeting.

Name	Position(s)	Age	Year First Became a Director
Leo F. Wells, III	President and Director	61	1998

Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	54	2000

Name	Position(s)	Age	Year First Became a Director
Randall D. Fretz	Senior Vice President	52	N/A

Michael R. Buchanan	Director	57	2002

Richard W. Carpenter	Director	68	1998

Bud Carter	Director	66	1998

William H. Keogler, Jr.	Director	59	1998

Donald S. Moss	Director	69	1998

Walter W. Sessoms	Director	71	1998

Neil H. Strickland	Director	69	1998

W. Wayne Woody	Director	63	2003

Leo F. Wells, III is the President and a director of Wells REIT. He is also the President and a director of Wells Real Estate Investment Trust II, Inc. (Wells REIT II). He is also the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, Inc.; and the sole director, President and Treasurer of Wells Management and Wells Capital, our advisors, Wells Development Corporation and Wells Asset Management, Inc. Mr. Wells is also a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. He is also the President and sole director of Wells Real Estate Advisory Services, Inc. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which Mr. Wells serves as the principal broker.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

On August 26, 2003, Mr. Wells and Wells Investment Securities, Inc. (Wells Investment Securities) entered into a Letter of Acceptance, Waiver and Consent (AWC) with the NASD relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. Without admitting or denying the allegations and findings against them, Wells Investment Securities and Mr. Wells consented in the AWC to various findings by the NASD which are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of non-cash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810, and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking made in March 2001 not to engage in the conduct described above, and thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

Wells Investment Securities consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Wells Investment Securities and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one year suspension from acting in a principal capacity ended on October 6, 2004. Mr. Wells continues to engage in selling efforts and other non-principal activities on behalf of Wells Investment Securities.

Douglas P. Williams is the Executive Vice President, Secretary, Treasurer and a director of Wells REIT and Wells REIT II. He is also a Senior Vice President of Wells Capital. Mr. Williams is a Vice President, Chief Financial Officer, Treasurer and a director of Wells Investment Securities, Inc., our dealer manager, and is also a Vice President of Wells Real Estate Funds, Inc. and Wells Asset Management, Inc.

Mr. Williams served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. (ECC), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG Peat Marwick LLP.

Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz is a Senior Vice President of Wells REIT, Wells REIT II and Wells Capital and the Chief of Staff and a Vice President of Wells Real Estate Funds, Inc. He also serves as a director of Wells Investment Securities, Inc. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously the Division Director at Bausch & Lomb and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Masters of Business Administration from the Ivy School of Business in London, Ontario.

Michael R. Buchanan is a director of Wells REIT and a trustee of Wells Family of Real Estate Funds. Mr. Buchanan also currently serves as director of D.R. Horton, Inc., a publicly held company. He was employed by Bank of America, N.A. and its predecessor banks, NationsBank and C&S National Bank, from 1972 until his retirement in March 2002. Mr. Buchanan has over 30 years of real estate banking and financial experience and, while at Bank of America, he held several key positions including Managing Director of the Real Estate Banking Group from 1998 until his retirement where he managed approximately 1,100 associates in 90 offices. This group was responsible for providing real estate loans including construction, acquisition, development and bridge financing for the commercial and residential real estate industry, as well as providing structured financing for REITs.

Mr. Buchanan is a graduate of the University of Kentucky where he earned a Bachelor of Economics degree and a Masters of Business Administration degree. He also attended Harvard University in the graduate program for management development.

Richard W. Carpenter is a director of Wells REIT and Wells REIT II and a trustee of the Wells Family of Real Estate Funds. He served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States. Mr. Carpenter is currently a managing partner of Carpenter Properties, L.P., a real estate limited partnership, and a Director and Chairman of the Audit Committee of MidCountry Financial Corp.

Mr. Carpenter retired in 2001 as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings. He also served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

Bud Carter is a director of Wells REIT and Wells REIT II and a trustee of the Wells Family of Real Estate Funds. He currently serves as a chairman for TEC International, an organization designed to aid corporate executives in the sharing of ideas on ways to improve the management and profitability of their respective companies. As a chairman, Mr. Carter facilitates monthly meetings for groups of executives and meets individually with each member of the group on a monthly basis. TEC International has more than 10,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and currently serves as chairman of three groups, each comprised of approximately 15 noncompeting CEOs and presidents. See “Certain Relationships and Related Transactions” below.

Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., DiversiTech Corporation and Wavebase9. He is a graduate of the University of Missouri where he earned degrees in journalism and social psychology. Mr. Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

William H. Keogler, Jr. is a director of Wells REIT and a trustee of the Wells Family of Real Estate Funds. He was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody &

Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the board of directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

Donald S. Moss is a director of Wells REIT and Wells REIT II and a trustee of the Wells Family of Real Estate Funds. He was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

Mr. Moss is currently a director of The Highlands Country Club and a former director of The Atlanta Athletic Club. He was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

Walter W. Sessoms is a director of Wells REIT and Wells REIT II and a trustee of the Wells Family of Real Estate Funds. He was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997. He also worked at AT&T Corporation in New York from 1969 to 1971 when Southern Bell was a part of the Bell System. From September 1973 to September 1974, Mr. Sessoms participated in the President’s Executive Interexchange Program in Washington, D.C.

Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce of which he is a past Chairman of the Board and the Salvation Army’s Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration, and is currently a member of the Wofford College Board of Trustees. He is a past member of the Governor’s Education Reform Commission and a former member of the Georgia

School Board. In addition, Mr. Sessoms is a member of the Board of Trustees of the Southern Center for International Studies and is past president of the Atlanta Rotary Club. He is also a trustee of the Atlanta University Center.

Neil H. Strickland is a director of Wells REIT and Wells REIT II and a trustee of the Wells Family of Real Estate Funds. He was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

W. Wayne Woody is a director of Wells REIT and Wells REIT II and a trustee of the Wells Family of Real Estate Funds. He served as the Interim Chief Financial Officer for Legacy Investment Group, a boutique investment firm, from 2000 to 2001.

From 1968 until his retirement in 1999, Mr. Woody was employed by KPMG LLP and its predecessor firms, Peat Marwick Mitchell & Co. and Peat Marwick Main. As a Senior Partner, he served in a number of key positions in the firm, including Securities and Exchange Commission Reviewing Partner and Partner-in-Charge of Professional Practice and Firm Risk Management for the southeastern United States and Puerto Rico. Mr. Woody was also a member of the Board of Directors of KPMG LLP from 1990 through 1994. Prior to joining KPMG, Mr. Woody was the Principal Budget Analyst for the State of Georgia Office of Planning and Budget where he reviewed, analyzed and presented the Governor’s budget proposals to the state legislature.

Mr. Woody currently serves as Chairman of the Audit Committee for the City of Atlanta. He is also a director and the Chairman of the Audit Committee of the Metropolitan Atlanta Chapter of the American Red Cross. Mr. Woody is a member of the Board of Directors of the Metropolitan Atlanta Chapter of the American Heart Association. He is also a director of Coast Dental Services, Inc. and American HomePatient, Inc., which are both public companies. In addition he is trustee and chairman of the Finance Committee for the Georgia State University Foundation. Mr. Woody previously served a three-year term as Chairman of the Board of Trustees of the Georgia Center for the Visually Impaired.

Mr. Woody received a Bachelor of Science degree from Middle Tennessee State University and a Masters of Business Administration degree from Georgia State University. He is a Certified Public Accountant in Georgia and North Carolina.

Compensation of Directors

We pay each of our independent directors an annual retainer of $12,000, $2,500 per regularly scheduled board meeting attended, $1,500 per regularly scheduled committee meeting attended (committee chairpersons receive an additional $500 per committee meeting for serving in that capacity), and $250 per special board meeting attended whether held in person or by telephone conference. Members of our Audit Committee are paid $2,500 per meeting attended for each of the four meetings necessary to review our quarterly and annual financial statements. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan and 500,000 shares for future issuance upon the exercise of warrants to be granted to the independent directors pursuant to our Independent Director Warrant Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of Wells REIT, we do not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

Our Independent Director Stock Option Plan (Director Option Plan) was approved by our stockholders at the annual stockholders’ meeting held June 16, 1999. We have issued non-qualified stock options to purchase 2,500 shares (Initial Options) to each independent director pursuant to our Director Option Plan. In addition, we issued options to purchase 1,000 shares to each independent director then in office in connection with the 2000 through 2004 annual meetings of stockholders and will continue to issue options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each of our annual stockholders’ meetings. The Initial Options and the Subsequent Options are collectively referred to as the “Director Options.” Director Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares.

The exercise price for the Initial Options is currently $12.00 per share. The exercise price for the Subsequent Options is currently the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. One-fifth of the Initial Options became exercisable beginning on the date of grant, and one-fifth of the Initial Options become exercisable on each anniversary of the date of grant until all Initial Options become exercisable on the fourth anniversary of the date of grant. Subsequent Options granted under the Director Option Plan become exercisable on the second anniversary of the date of grant.

If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which Wells REIT is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Director Options. A corresponding adjustment to the exercise price of the Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised, but will change only the exercise price for each share.

Independent Director Warrant Plan

Our Independent Director Warrant Plan (Director Warrant Plan) was approved by our stockholders at the annual stockholders’ meeting held June 28, 2000. Our Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (Warrants) to independent directors based on the number of shares of common stock that they purchase. The purpose of the Director Warrant Plan is to encourage our independent directors to purchase shares of our common stock. Beginning on the effective date of the Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Director Warrant Plan by action of the board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one Warrant for every 25 shares of common stock he purchases. The exercise price for the Warrants is currently $12.00 per share.

Equity Compensation Plan Information

Wells REIT has reserved 750,000 shares of common stock for issuance under an employee stock option plan, 100,000 shares of common stock under the Independent Director Stock Option Plan and 500,000 shares of common stock under the Independent Director Warrant Plan. The following table provides summary information about securities issuable under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	38,272	$12.00	1,311,728

Equity compensation plans not approved by security holders	—	—	—

Total	38,272	$12.00	1,311,728

EXECUTIVE COMPENSATION

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of Wells Capital, our advisor, and its affiliates and are compensated by these entities, in part, for their services to us. Please see the discussion of the fees paid to the advisor and its affiliates contained in the “Certain Relationships and Related Transactions” section below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership of Advisor in Wells Operating Partnership, L.P.

Wells Capital currently owns 20,000 limited partnership units of Wells Operating Partnership, L.P., our operating partnership, for which it contributed $200,000 and which constitutes 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Any resale of the shares of Wells REIT that Wells Capital acquires are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring shares, Wells Capital has no options or warrants to acquire any shares and has no current plans to acquire shares. Wells Capital has agreed to abstain from voting any shares it hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Compensation to Advisor and its Affiliates

Our executive officers, Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, are also executive officers of Wells Capital, our advisor, which is a wholly-owned subsidiary of Wells Real Estate

Funds, Inc. Mr. Wells is the sole director of Wells Capital and the sole shareholder and the sole director of Wells Real Estate Funds, Inc. In addition, Messrs. Fretz and Williams are both executive officers and directors of Wells Investment Securities, Inc., the dealer manager of the offering of shares of our common stock. Mr. Wells is an executive officer and sole director of Wells Management Company, Inc., our property manager, which is also a wholly owned subsidiary of Wells Real Estate Funds, Inc.

Compensation in 2004

Administration of our day-to-day operations was provided by Wells Capital pursuant to the terms of an advisory agreement between Wells REIT and Wells Capital. Wells Capital also served as our consultant in connection with policy decisions to be made by our board of directors and renders such other services as the board of directors deems appropriate. Wells Capital also was responsible for a portion of the expenses of providing executive personnel and office space to us. Wells Capital was at all times subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent.

Wells Capital was paid acquisition and advisory fees equal to 3.0% of gross offering proceeds for services in identifying the properties and structuring the terms of the acquisition and leasing of the properties, as well as the terms of any mortgage loans. In addition, Wells Capital was paid reimbursement of acquisition expenses equal to 0.5% of gross offering proceeds. We paid approximately $6.8 million in acquisition and advisory fees and acquisition expenses to Wells Capital with respect to the year ended December 31, 2004.

Wells Capital also received reimbursement of up to 3.0% of gross offering proceeds for organization and offering expenses, including legal, accounting, printing and other accountable offering expenses. We paid approximately $0.8 million to Wells Capital as reimbursement for organization and offering expenses expended on our behalf with respect to the year ended December 31, 2004.

We also reimbursed Wells Capital and its affiliates for certain administrative and operating expenses relating to administration of our business on an on-going basis. Pursuant to the advisory agreement, we may not make reimbursements for administrative and operating expenses in excess of the greater of 2.0% of our average invested assets or 25.0% of our net income for such year. We paid approximately $8.4 million in administrative and operating expense reimbursements to Wells Capital and its affiliates with respect to the year ended December 31, 2004.

Wells Investment Securities received selling commissions of up to 7.0% of gross offering proceeds for services in connection with the offering of shares pursuant to our July 26, 2002 prospectus and up to 5.0% of gross offering proceeds for services in connection with the offering of shares pursuant to our August 10, 2004 dividend reinvestment plan prospectus, substantially all of which has been or will be paid as commissions to other broker-dealers participating in the offering of our shares. In addition, in connection with the offering of shares pursuant to our July 26, 2002 prospectus, Wells Investment Securities was entitled to receive a dealer manager fee for expenses incurred in connection with marketing our shares, sponsoring educational conferences and paying the employment costs of the dealer manager’s wholesalers equal to 2.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. We incurred approximately $13.3 million in selling commissions and dealer manager fees to Wells Investment Securities with respect to the year ended December 31, 2004, of which amount approximately $12.2 million was reallowed by Wells Investment Securities to participating broker-dealers.

Pursuant to an asset/property management agreement among Wells REIT, Wells OP and Wells Management, we paid Wells Management property management, leasing and asset management fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties

(excluding vacant properties) owned by Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value is defined as the excess of (1) the aggregate of the fair market value of all properties owned by Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of Wells REIT (excluding debts having maturities of one year or less). In addition, we are currently authorized to pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent). We paid approximately $23.1 million in property management, leasing and asset management fees to Wells Management with respect to the year ended December 31, 2004.

Compensation in 2005

On December 30, 2004, we entered into three agreements with certain affiliates, effective January 1, 2005. We entered into an Asset Management Advisory Agreement (Asset Advisory Agreement), an Acquisition Advisory Agreement, and a Master Property Management, Leasing and Construction Management Agreement (Property Management Agreement). These agreements replaced the existing advisory agreement and the existing asset/property management agreement.

Asset Advisory Agreement

We entered into the Asset Advisory Agreement with Wells Management. Under the terms of the Asset Advisory Agreement, we will pay asset advisory fees to Wells Management for, among other things, (i) serving as our investment and financial advisor; (ii) managing our day-to-day operations; (iii) formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and (iv) providing us certain accounting, SEC compliance and other administrative services. The fee for these services will be payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value, as defined in the Asset Advisory Agreement, of all properties we own plus our interest in properties held through joint ventures (without reducing such value by any debt), reduced by (i) tenant reimbursed property management fees paid to Wells Management, and (ii) in the event that Wells Management retains an independent third party property manager to manage one or more properties currently being managed by Wells Management, the amount of property management fees paid to such third party property managers. At the option of Wells Management, up to ten percent of such monthly fee may be paid in shares of our common stock.

Additionally, if Wells Management provides substantial services in connection with the sale of a property, as determined and approved by our board of directors, we may be required to pay Wells Management a subordinated disposition fee equal to the lesser of one-half of the market-based real estate commission or 3.0% of the sale price of such property, contingent upon our stockholders having first received total dividends in an amount equal to the sum of all of the capital the stockholders have invested in Wells REIT (reduced by prior dividends attributable to net sales proceeds) plus an amount sufficient to provide the stockholders with an annualized, non-cumulative return of 8.0%. While this fee may be in addition to real estate commissions paid to third parties, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property, or (ii) the level of real estate commissions customarily charged in light of the size, type and location of the property.

Wells Management may also earn success-based incentive fees in connection with a sale of our assets and the payment of liquidating distributions to its stockholders or with the listing of the our shares of common stock. If we sell properties and receive net sales proceeds enabling us to distribute to our stockholders all of the capital the stockholders have invested (reduced by prior dividends attributable to net sales proceeds) plus an amount sufficient to provide the stockholders with an annualized, non-cumulative return of 8.0%, Wells Management will be entitled to an incentive fee equal to 10% of remaining net sales proceeds. Furthermore, if we list our shares on a national securities exchange or national over-the-counter market system, Wells Management may be entitled to a listing fee. This listing fee will be payable only if the market value of our outstanding common stock plus distributions paid prior to listing exceeds the sum of the amount of capital the stockholders have invested (reduced by prior dividends attributable to net sales proceeds) plus the amount that would be required to be paid to the stockholders to provide an annualized, non-cumulative return of 8.0%. The listing fee would equal 10% of such excess and would be offset by any incentive fees previously paid. Further, if we pay this fee following a listing of its shares, we will not be obligated to pay any further incentive fees to Wells Management. Incentive fees earned by Wells Management related to a listing of our shares may be paid in cash or, at our option, in shares of our common stock, subject to certain conditions.

The Asset Management Agreement commenced January 1, 2005, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Asset Management Agreement upon 60 days written notice. If we terminate the Asset Management Agreement, we will be required to pay Wells Management a subordinated performance fee. The subordinated performance fee will be equal to (i) 10% of the amount, if any, by which (a) the appraised value of the properties at the termination date, less the amount of all indebtedness secured by such properties, plus total dividends distributed to the stockholders through the termination date, exceeds the sum of (b) all of the capital the stockholders have invested plus amount that would be required to be paid to the stockholders to provide an annualized, non-cumulative return of 8.0% from inception through the termination date, less (ii) any prior payments to Wells Management of its subordinated share of net sales proceeds.

Acquisition Advisory Agreement

We entered into the Acquisition Advisory Agreement with Wells Capital. Under the terms of the Acquisition Advisory Agreement, we are required to pay a fee to Wells Capital for services relating to, among other things, capital raising functions; the investigation, selection and acquisition of properties; and certain transfer agent and stockholder communication functions. The fee payable to Wells Capital under the Acquisition Advisory Agreement will be 3.5% of aggregate gross proceeds raised from the sale of our shares, exclusive of proceeds received from our dividend reinvestment plan which are used to fund repurchases pursuant to our share redemption program.

The Acquisition Advisory Agreement commenced on January 1, 2005, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Acquisition Advisory Agreement upon 60 days written notice.

Property Management Agreement

We entered into the Property Management Agreement with Wells Management. The Property Management Agreement retains Wells Management to manage, coordinate the leasing of, and manage construction activities related to certain of our properties. Any amounts paid under this Property Management Agreement for properties being managed by Wells Management on December 31, 2004 under the Asset/Property Management Agreement (Existing Portfolio Properties) will have the economic effect of reducing amounts payable for asset advisory services with respect to such properties under the Asset Advisory Agreement. Management and leasing fees payable to Wells Management for properties to be acquired in the future shall be specified on an amendment to the Property Management Agreement, which must be approved by our board of directors and will be payable in addition to fees payable pursuant to the Asset Advisory Agreement. We anticipate that fees for the management and leasing of properties other than Existing Portfolio Properties will be generally consistent with the descriptions set forth below:

•	For properties for which Wells Management will provide property management services, it is anticipated that we will pay Wells Management a market-based property management fee generally based on gross monthly income of the property.

•	For properties for which Wells Management provides leasing agent services, it is anticipated that we will pay (i) a one-time initial lease-up fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building, (ii) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years), (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease, and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•	For properties for which Wells Management provides construction management services, it is anticipated that we will pay (i) for planning and coordinating the construction of tenant directed improvements, that portion of lease concessions for tenant directed improvements as is specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions, and (ii) for other construction management services, a construction management fee to be determined and agreed to in an appropriate contract amendment.

The Property Management Agreement commenced January 1, 2005, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Property Management Agreement upon 60 days written notice.

Under the Asset Advisory Agreement, the Acquisition Advisory Agreement and the Property Management Agreement, we are required to reimburse each service provider for various costs and expenses incurred in connection with the performance of its duties under such agreements, including reasonable wages and salaries and other employee related expenses such as taxes, insurance and benefits, of employees of the service provider who are directly engaged in providing services for or on behalf of Wells REIT. Under these agreements, reimbursements for such employee related expenses are capped at $8,240,000 in the aggregate during any fiscal year, unless otherwise approved by a majority of the independent directors.

Certain Relationships with our Independent Directors

The following independent directors of Wells REIT also serve as independent directors of Wells REIT II: Richard W. Carpenter, Bud Carter, Donald S. Moss, Walter W. Sessoms, Neil H. Strickland, and W. Wayne Woody. Further, all of our independent directors serve as trustees of the Wells Family of Real Estate Funds.

In addition, Mr. Carter serves as a chairman for TEC International, an organization designed to aid corporate executives in the sharing of ideas on ways to improve the management and profitability of their respective companies. As a chairman, Mr. Carter facilitates monthly meetings for groups of executives and meets individually with each member of the group on a monthly basis. Three executives of Wells Real Estate Funds, Inc. and its affiliates, including Leo F. Wells, III and Randall D. Fretz, are members in groups chaired by Mr. Carter. While Mr. Carter has no equity interest in TEC International, he is compensated by TEC International for such services. Wells Capital paid TEC International fees of approximately $37,000 and $35,000 for the years ended December 31, 2004 and 2003, respectively.

STOCK OWNERSHIP

The following table shows, as of March 31, 2005, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Leo F. Wells, III	3,939	*
Douglas P. Williams	1,124	*
Randall D. Fretz	7,349	*
Michael R. Buchanan (1)	1,500	*
Richard W. Carpenter (2)	5,500	*
Bud Carter (2) (5)	28,605	*
William H. Keogler, Jr. (2)	5,500	*
Donald S. Moss (2) (6)	100,356	*
Walter W. Sessoms (2) (7)	63,009	*
Neil H. Strickland (2) (8)	6,699	*
W. Wayne Woody (3)	1,000	*
All officers and directors as a group (4) (9)	224,581	*

*	Less than 1% of the outstanding common stock.

(1)	Includes options to purchase up to 1,500 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(2)	Includes options to purchase up to 5,500 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(3)	Includes options to purchase up to 1,000 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(4)	Includes options to purchase an aggregate of up to 35,500 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(5)	Includes warrants to purchase up to 691 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(6)	Includes warrants to purchase up to 3,216 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(7)	Includes warrants to purchase up to 2,247 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(8)	Includes warrants to purchase up to 46 shares of common stock, which are exercisable within 60 days of March 31, 2005.

(9)	Includes warrants to purchase an aggregate of up to 6,200 shares of common stock, which are exercisable within 60 days of March 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers and persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the required reports on a timely basis in 2004.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC now permits corporations to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the corporation provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding common shares of Wells REIT, you should have already received a householding notification from Wells REIT. Please contact us directly if you have any questions or require additional copies of the annual disclosure documents. We will arrange for delivery of a separate copy of this Proxy Statement or Wells REIT’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

PROPOSAL YOU MAY VOTE ON

WHETHER YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS HAVE THE FOLLOWING THREE OPTIONS FOR SUBMITTING THEIR VOTES BY PROXY: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL, USING THE ENCLOSED PROXY CARD. BECAUSE WE ARE A WIDELY-HELD REIT WITH MORE THAN 120,000 STOCKHOLDERS, YOUR VOTE IS VERY IMPORTANT! YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE WELLS REIT SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

Proposal	1. Election of directors

At the annual meeting, you and the other stockholders will vote on the election of all 10 members of our board of directors. Those persons elected will serve as directors until the 2006 annual meeting or until they otherwise resign or are removed from the board. The board of directors has nominated the following people for re-election as directors:

•	Leo F. Wells, III

•	Douglas P. Williams

•	Michael R. Buchanan

•	Richard W. Carpenter

•	Bud Carter

•	William H. Keogler, Jr.

•	Donald S. Moss

•	Walter W. Sessoms

•	Neil H. Strickland

•	W. Wayne Woody

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 10 through 15.

If you return a properly executed proxy card, unless you direct them to withhold your votes, the individuals named as proxies will vote your shares FOR the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required; Recommendation

Each of the 10 nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR all nominees listed” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR all nominees listed EXCEPT those whose names are written in the space provided” will be considered a vote in favor of all nominees except those nominees you specifically list. A properly executed proxy marked “WITHHOLD AUTHORITY for all nominees listed” will be considered a vote against all directors. Your board of directors unanimously recommends a vote “FOR all nominees listed” for re-election as directors.

STOCKHOLDER PROPOSALS

Stockholders interested in presenting a proposal for consideration at our annual meeting of stockholders in 2006 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our Articles of Incorporation and Bylaws. To be eligible for inclusion, stockholder proposals must be received by Douglas P. Williams, our Secretary, no later than December 30, 2005.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

APPENDIX A

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY WELLS REAL ESTATE INVESTMENT TRUST, INC. PROXY

ANNUAL MEETING OF STOCKHOLDERS JULY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Leo F. Wells, III, Douglas P. Williams, or Randall D. Fretz, or any of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of WELLS REAL ESTATE INVESTMENT TRUST, INC. to be held on July 19, 2005, and at any adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR all nominees listed.” The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the July 19, 2005 meeting date.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

999 9999 9999 999

VOTE VIA THE TELEPHONE: 1-866-241-6192

Please sign exactly as name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature

Signature (if held jointly)

,2005

Dated RT1 14118

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES LISTED” IN PROPOSAL 1, AS DESCRIBED IN THE PROXY STATEMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

FOR WITHHOLD FOR ALL

ALL ALL EXCEPT

1. Election of Directors

01 Leo F. Wells, III 02 Douglas P. Williams 03 Michael R. Buchanan

04 Richard W. Carpenter 05 Bud Carter 06 William H. Keogler, Jr.

07 Donald S. Moss 08 Walter W. Sessoms 09 Neil H. Strickland

10. W. Wayne Woody

To withhold authority to vote for any individual nominee or nominees, mark the “For All Except” box and write the number of the nominee or nominees on the line provided below.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK THE BLOCK BELOW IN BLUE OR BLACK INK.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.